                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant   /X/

Filed by a Party other than the Registrant   / /

Check the appropriate box:

/X/  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (2)  Aggregate number of securities to which transaction applies:

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (4)  Proposed maximum aggregate value of transaction:

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (5)  Total fee paid:

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (2)  Form, Schedule or Registration Statement No.:

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (3)  Filing Party:

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     (4)  Date Filed:

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                  AMERICAN BUSINESS

                               FINANCIAL SERVICES, INC.







                                   PROXY STATEMENT

                                       FOR THE

                                 1996 ANNUAL MEETING

                                          OF

                                     STOCKHOLDERS

                      AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                          111 PRESIDENTIAL BLVD., SUITE 215
                                BALA CYNWYD, PA 19004





Dear Stockholder:

    You are cordially invited to attend the 1996 Annual Meeting of Stockholders of American Business Financial Services, Inc. ("ABFS") which will be held on December 19, 1996 at the executive offices of ABFS, 111 Presidential Blvd., Suite 215, Bala Cynwyd, PA 19004. The official notice of the Annual Meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

    Stockholders of ABFS are being asked to elect directors of ABFS for terms of one year and to approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation to provide for two classes of common stock, as described in the enclosed proxy statement. The proposal to create two classes of common stock is intended to become effective only if a contemplated underwritten public stock offering occurs. Existing stockholders will be entitled to exchange their shares for a like number of either or a combination of the new classes. Whether or not you expect to attend the meeting in person it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

                                  Sincerely,



                                  Anthony J. Santilli, Jr.
                                  President and Chief Executive Officer

                      AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                          111 PRESIDENTIAL BLVD., SUITE 215
                                BALA CYNWYD, PA 19004

                             ___________________________

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             to be held December 19, 1996
                             ___________________________

TO OUR STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of AMERICAN BUSINESS FINANCIAL SERVICES, INC. (the "Company" or "ABFS") will be held on December 19, 1996 at 3:00 P.M. (Eastern Standard Time), at the executive offices of ABFS, 111 Presidential Boulevard, Suite 215, Bala Cynwyd, PA 19004 for the following purposes:

    1. To elect Directors named herein to serve for the terms described in the accompanying Proxy Statement;

    2. To consider and act upon a proposal:(A) to amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation (the "Amendment") to (i) provide for two classes of common stock, one class designated as Class A Common Stock, with par value $0.001 per share, and one class of common stock designated Class B Common Stock, par value $0.001 per share, with voting rights superior to the voting rights of the Class A Common Stock; (ii) to provide the Board of Directors with the authority to establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock; and (iii) increase the number of authorized shares of Common Stock from 9,000,000 to 19,000,000 consisting of 9,500,000 shares of Class A Common Stock and 9,500,000 shares of Class B Common Stock; (B) to amend Article Sixth to replace Common Stock with Class A Shares; (C) to restate the Company's Amended and Restated Certificate of Incorporation to incorporate the changes to Article Fourth and Article Sixth; and (D) to provide for an exchange of shares of the Company's existing Common Stock for an equivalent number of shares of Class A Common Stock or Class B Common Stock or a combination thereof at the election of each stockholder;

and to transact such other business as may properly come before this meeting or any postponement or adjournment thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

    The Board has fixed November 29, 1996 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                  By Order of the Board of Directors,


                                  Beverly Santilli
                                  Secretary
Bala Cynwyd, Pennsylvania
December  __, 1996

                      AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                          111 PRESIDENTIAL BLVD., SUITE 215
                                BALA CYNWYD, PA 19004

                             ____________________________

                                   PROXY STATEMENT
                             ____________________________


    The accompanying proxy is solicited by and on behalf of the Board of Directors of American Business Financial Services, Inc. (the "Company" or "ABFS") for use at the annual meeting of stockholders (the "Annual Meeting") to be held on December 19, 1996, at 3:00 P.M. (Eastern Standard Time) at the executive offices of ABFS, 111 Presidential Boulevard, Suite 215, Bala Cynwyd, PA 19004 and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to stockholders is December __, 1996.

    Sending in a signed proxy will not affect the stockholder's right to attend the annual meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, delivering a later dated proxy or giving written notice to the Secretary of ABFS at any time before the proxy is exercised.

    The expense of the proxy solicitation will be borne by ABFS. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of ABFS and its subsidiaries without additional compensation. Upon request by record holders of the Company's common stock, par value $.001 per share (the "Common Stock"), who are brokers, dealers, banks or voting trustees, or their nominees, ABFS is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual stockholder reports to any beneficial owners of Common Stock.

    A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Common Stock for election of all nominees for directorship hereinafter named and for the proposal to amend the Company's Amended and Restated Certificate of Incorporation and related matters (the "Proposal").

    The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) matters which ABFS does not know, a reasonable time before the proxy solicitation, are to be presented at the Annual Meeting; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and form of proxy pursuant to Rules 14a-8 or

14a-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (v) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

    The Company is not currently aware of any matters which will be brought before the Annual Meeting (other than procedural matters) which are not referred to in the enclosed notice of the Annual Meeting.

    The Company had 2,353,166 shares of Common Stock outstanding at the close of business on November 29, 1996 (the "Record Date"). In order for a quorum to be present at the 1996 Annual Meeting, a majority of the outstanding shares of the Company's Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the meeting. All such shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, no matter how the shares are voted or whether they abstain from voting or are broker non-votes.

    Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. The election of directors will be determined by a plurality vote. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on such proposal is required to approve the proposal to amend the Company's Amended and Restated Certificate of Incorporation. Under the Delaware General Corporation Law, an abstention, withholding of authority to vote or broker non-vote on any proposal, other than the election of directors, will have the same legal effect as an "against" vote.


                         SECURITY OWNERSHIP OF MANAGEMENT AND
                              CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of November 29, 1996, the beneficial ownership of the Company's Common Stock: (i) by each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Stock, (ii) by each director and nominee for director of the Company,
(iii) by each executive officer whose compensation exceeded $100,000 during fiscal 1996 (the "Named Officers"), and (iv) by the directors, nominees for directors and executive officers of the Company as a group. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares.

   NAME, POSITION AND ADDRESS                    NUMBER OF SHARES         PERCENTAGE
     OF BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)       OF CLASS
-----------------------------------------       ---------------------      -----------
Anthony J. Santilli, Jr.                         904,544 (2) (3)             38.0%
Chairman, President,
Chief Executive Officer, Chief Operating
Officer Treasurer and Director of ABFS
and Beverly Santilli, President of ABC
and Executive Vice President of ABFS
111 Presidential Blvd., Suite 215
Bala Cynwyd, PA  19004

Leonard Becker, Director of ABFS                 131,230 (4)                  5.5%
Becker Associates
111 Presidential Blvd., Suite 140
Bala Cynwyd, PA  19004

Michael DeLuca, Director of ABFS                 194,735 (4)                  8.2%
Lux Products
6001 Commerce Park
Mt. Laurel, NJ  08054

Richard Kaufman, Director of ABFS                170,561 (4)                  7.2%
c/o Presidential Securities
3 Bala Plaza
East Suite 415
Bala Cynwyd, PA  19004

Harold Sussman, Director of ABFS                 101,711 (4)                  4.3%
Lanard & Axilbund
399 Market Street, 3rd Floor
Philadelphia, PA  19106

Jeffrey M. Ruben                                 7,500 (5)                     (6)
Senior Vice President and General
Counsel of ABFS
111 Presidential Blvd., Suite 215
Bala Cynwyd, PA  19004

David M. Levin                                      --                          --
Senior Vice President - Finance and Chief
Financial Officer of ABFS
111 Presidential Blvd., Suite 215
Bala Cynwyd, PA  19004

All executive officers and directors as a group
(eight persons)                                  1,510,281(7)                60.5%


---------------------------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Shares listed are held in joint tenancy by Mr. and Mrs. Santilli.

(3) Includes options to purchase 27,500 shares of Common Stock awarded to Mr. Santilli pursuant to the Company's Employee Stock Option Plan.

(4) Includes options to purchase 27,500 shares of Common Stock awarded to each non-employee director of the Company pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors.

(5) Represents an option to purchase 7,500 shares of the Company's Common Stock granted pursuant to the Company's Employee Stock Option Plan.

(6) Less than one percent.

(7) Includes options to purchase 145,000 shares of the Company's Common Stock.



                         PROPOSAL I -- ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation currently provides that the Board shall consist of not less than one nor more than fifteen and that within these limits the number of directors shall be as established by the Board. The Board has set the number of directors at five. Prior to the closing of a public offering, all directors will be elected each year for a one-year term and until their successors are elected.

    The Amended and Restated Certificate of Incorporation provides that following the closing of a public offering the Board shall be divided into three classes. Following the close of a public offering, the initial directors of Class One will serve until the first Annual Meeting of Stockholders following a public offering; at such first Annual Meeting of Stockholders, the directors of Class One shall be elected for a term of three (3) years, and after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class Two shall serve until the second Annual Meeting of Stockholders following the public offering. At the second Annual Meeting of Stockholders following the public offering, the directors of Class Two shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three years for three
(3) year terms. The initial directors of Class Three shall serve until the third Annual Meeting of Stockholders after the public offering. At the third Annual Meeting of Stockholders following the public offering, the directors of Class Three shall be elected for a term of three (3) years and after the expiration of such term, shall thereafter be elected every three years for three
(3) year terms. Upon the consummation of a public offering the Board shall determine the composition of each Class.

    The Board has nominated the following persons, each of whom is currently serving as a director and each of whom has indicated his willingness to continue serving as a director. The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, then valid proxies will be voted for the election of such substitute nominee as the Board of Directors may designate or the Board may reduce the number of directors to eliminate the vacancy.

    ANTHONY J. SANTILLI, JR. - CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER, TREASURER AND DIRECTOR

    Anthony J. Santilli, Jr., age 53, is the Chairman, President, Chief Executive Officer, Chief Operating Officer, Treasurer and a Director of the Company and is an executive officer of its subsidiaries. He has held the positions with the Company since early 1993 when the Company became the parent company of American Business Credit, Inc. ("ABC") and the positions with the subsidiaries since the formation of ABC in June 1988. In addition, Mr. Santilli is a member of the Company's Executive and Finance Committees.

    Prior to the founding of ABC in 1988, Mr. Santilli was Vice President and Department Head of the Philadelphia Savings Fund Society ("PSFS"). As such, Mr. Santilli was responsible for PSFS' commercial relationships with small and middle market business customers. Mr. Santilli also served as the secretary of PSFS' Asset/Liability Committee and Policy Committee from May 1983 to June 1985 and June 1986 to June 1987, respectively.

    Mr. Santilli graduated with a Bachelor of Science Degree in Economics from St. Joseph's University, Philadelphia, PA and with a Master of Business Administration in Marketing from Drexel University, Philadelphia, PA. Mr. Santilli is the husband of Beverly Santilli, the President of ABC and Executive Vice President of the Company.

    LEONARD BECKER - DIRECTOR

    Mr. Becker, age 73, has been a Director of the Company since 1993 and a director of ABC since 1988. Mr. Becker is a member of the Company's Executive and Finance Committees.

    Mr. Becker is a former 50% owner and officer of the SBIC of the Eastern States, Inc., a federally licensed small business corporation which made medium term loans to small business concerns. For the last 30 years, Mr. Becker has been heavily involved in the investment in and management of real estate; and, has been involved in the ownership of numerous shopping centers, office building and apartments. Mr. Becker formerly served as a Director for Eagle National Bank and Cabot Medical Corp.

    Mr. Becker graduated from Temple University with a Bachelor of Science degree in Business Administration in 1968.

    MICHAEL DELUCA - DIRECTOR

    Mr. DeLuca, age 65, has been a Director of the Company since 1993 and a director of ABC since 1991. He is a member of the Company's Audit, Compensation and Finance Committees.

    Mr. DeLuca was President, Chairman of the Board and Chief Executive Officer and a former owner of Bradford-White Corporation, a manufacturer of plumbing products for a period of approximately thirty years. Presently, Mr. DeLuca serves as a Director of BWC-West, Inc., Bradford-White International and is Chief Executive Officer and a Director of Lux Products Corporation.

    RICHARD KAUFMAN - DIRECTOR

    Mr. Kaufman, age 54, has been a Director of the Company since 1993 and a director of ABC since 1988. Mr. Kaufman is a member of the Company's Compensation, Executive and Finance Committees.

    Mr. Kaufman has been self employed since 1982 and involved in making and managing investments for his own benefit. From 1976 to 1982, Mr. Kaufman was President and Chief Operating Officer of Morlan International, Inc., a cemetery and financial services conglomerate. From 1970 to 1976 Mr. Kaufman served as a Director and Vice President-Real Estate and Human Services Division of Texas International, Inc., an oil and gas conglomerate.

    Mr. Kaufman graduated from Michigan State University with a Bachelor of Arts degree in 1965.

    HAROLD E. SUSSMAN - DIRECTOR

    Mr. Sussman, age 71, has been a Director of the Company since 1993 and a director of ABC since 1988. Mr. Sussman is a member of the Company's Audit and Compensation Committees. Mr. Sussman is currently a principal in the real estate firm of Lanard & Axilbund, Inc., a major commercial and industrial real estate brokerage and management firm in the Philadelphia area, with which he has been associated since 1972.

    THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL THE NOMINEES LISTED ABOVE.


BOARD, COMMITTEES AND ATTENDANCE AT MEETINGS

    During the fiscal year ended June 30, 1996, the Board of the Company held four meetings. All Directors attended at least 75% of the meetings of the Board and all Committee members attended at least 75% of their meetings during fiscal 1996.

    The Board has an Audit Committee consisting of Messrs. DeLuca, Sussman and Becker. The Audit Committee met twice times during fiscal 1996. The Audit Committee reviews the Company's audited financial statements and makes recommendations to the Board concerning the Company's accounting practices and policies and the selection of independent accountants.

    The Company has a Compensation Committee consisting of Messrs. DeLuca, Sussman and Kaufman. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the executive officers and administers the Company's stock option plans. The Compensation Committee met once during fiscal 1996.

    The Company has a Finance Committee comprised of Messrs. Santilli, Becker, Kaufman and DeLuca. The Finance Committee monitors and makes suggestions as to the interest rate paid by the Company on its debt instruments, develops guidelines and sets policy relating to the amount and maturities of investments to be accepted by the Company and performs cash management functions. The Finance Committee met four times during fiscal 1996.

    The Company has an Executive Committee comprised of Messrs. Santilli, Kaufman and Becker. The Executive Committee is empowered by the Board to act in its stead between meetings of the Board. The Executive Committee met four times in fiscal 1996.

BOARD COMPENSATION

    Non-employee directors of the Company receive an annual stipend of $5,000 and a monthly stipend of $1,000. No director may receive more than $17,000 per year. Mr. Santilli, the only director who is also an officer of the Company, does not receive any separate fee for acting as a director.

    During fiscal 1996 the Company adopted a Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") pursuant to which each non-employee director of the Company received an option to purchase 22,500 shares of the Company's Common Stock at an exercise price of $5.00 per share. The Non-Employee Director Plan was adopted by the Board of Directors on September 12, 1995 and became effective upon its ratification by the stockholders at the Annual Meeting of Stockholders held on May 31, 1996. During fiscal 1997, each non employee director received an option to purchase 5,000 shares of Common Stock.

EXECUTIVE COMPENSATION

    The Company has no direct salaried employees. Each of the executive officers of The Company is an executive officer of the Company's principal operating subsidiary, ABC, and is a salaried employee of such entity.

    The following table sets forth information regarding compensation paid by the Company and its subsidiaries to the Named Officers during fiscal 1996.

                              SUMMARY COMPENSATION TABLE

                                                                                                     Long Term
                                                     Annual Compensation                         Compensation Awards
                                     ------------------------------------------------  ---------------------------------------
                                                                                       Restricted  Underlying
        Name and                     Fiscal                              Other Annual     Stock      Options/      All Other
   Principal Position                 Year      Salary       Bonus       Compensation    Award(s)    SARS (#)     Compensation
------------------------------------ ------   ---------   ------------   ------------  ----------  ----------     ------------
Anthony J. Santilli, Jr.             1996    $237,500    $300,000 (1)        --            --      22,500 (3)        --
Chairman, President, Chief Executive 1995     191,667          --            --            --            --          --
Officer, Chief Operating Officer,    1994     175,000          --            --            --            --          --
Treasurer and Director of ABFS


Beverly Santilli                     1996    $120,000     $65,000            --            --            --          --
President, ABC and Executive         1995      86,892          --            --            --            --          --
Vice President and Secretary of ABFS 1994      80,163          --            --            --            --          --

Jeffrey M. Ruben                     1996    $ 96,125     $50,000            --            --            --          --
Senior Vice President and            1995      80,353          --            --            --       7,500 (4)        --
General Counsel of ABFS              1994      75,228          --            --            --            --          --

David M. Levin                       1996    $ 85,000     $20,000            --            --            --          --
Senior Vice President - Finance and  1995(2)       --          --            --            --            --          --
Chief Financial Officer of ABFS      1994(2)       --          --            --            --            --          --


-----------------------------

(1) This represents Mr. Santilli's yearly bonus of $250,000 plus a one-time bonus of $50,000 paid in October 1995.

(2) No disclosure of salary information is included for Mr. Levin for fiscal 1995 and 1994 as he was not an executive officer at such time.

(3) Represents an option to purchase 22,500 shares of Common Stock granted to Mr. Santilli at an exercise price of $5.00 per share. Subsequent to fiscal year end, Mr. Santilli was awarded an option to purchase 5,000 shares of Common Stock.

(4) Represents an option to purchase 7,500 shares of Common Stock granted to Mr. Ruben at an exercise price of $2.67 per share.



    During fiscal 1996, the Company paid cash bonuses to certain officers and employees based upon the Company's achievement of certain established performance targets. Bonuses paid for fiscal 1996 to the Named Officers are included in the Bonus Column of the Summary Compensation Table above.

    The Company currently has a stock option plan for officers and key employees pursuant to which options to purchase 78,988 shares of Common Stock were still remaining to be granted as of December 2, 1996. The following table sets forth information regarding options exercised by the Named Officers during fiscal 1996 and option values of options held by such individuals at fiscal year end.

                AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                                              VALUE OF UNEXERCISED
                                                                                 NUMBER OF UNEXERCISED            IN-THE-MONEY
                                                                                    OPTIONS/SARS AT              OPTIONS/SARS AT
                                               SHARES            VALUE              FISCAL YEAR END             FISCAL YEAR END
                   NAME                      ACQUIRED ON       REALIZED($)      EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
                                             EXERCISE(#)
------------------------------------------------------------------------------------------------------------------------------------
Anthony J. Santilli, Jr.                        225,012             0                    22,500/0                 $143,438/0(1)
Chairman, President, Chief Executive
Officer, Chief Operating Officer,
Treasurer and Director of ABFS

Beverly Santilli                                   0                0                      N/A                         N/A
President, ABC and Executive Vice
President and
Secretary of ABFS


Jeffrey M. Ruben                                   0                0                    7,500/0                  $ 65,288/0(2)
Senior Vice President and
General Counsel of ABFS

David M. Levin                                     0                0                      N/A                         N/A
Senior Vice President  - Finance and Chief
Financial Officer of ABFS

------------------------------

(1) This represents the aggregate market value (market price of the common stock less the exercise price) of the options granted based upon the closing sales price per share of $11.375 on June 30, 1996. The exercise price of the options held by Mr. Santilli is $5.00 per share.

(2) This represents the aggregate market value (market price of the common stock less the exercise price) of the options granted based upon the closing sales price per share of $11.375 on June 30, 1996. The exercise price of the options held by Mr. Ruben is $2.67 per share.

     The following table sets forth information regarding options granted to the Named Officers during fiscal 1996. No stock appreciation rights ("SARs") were granted in fiscal 1996.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                                       NUMBER OF           % OF TOTAL
                                                       SECURITIES         OPTIONS/SARS
                                                       UNDERLYING          GRANTED TO
                                                     OPTIONS/SARS#)       EMPLOYEES IN        EXERCISE OF BASE
                      Name                             GRANTED (#)         FISCAL YEAR          PRICE ($/SH)       EXPIRATION DATE
----------------------------------------------------------------------------------------------------------------------------------
Anthony J. Santilli, Jr.                                 22,500                100%                $5.00           October 1, 2005
Chairman, President, Chief Executive Officer,
Chief Operating Officer, Treasurer and Director
of ABFS

Beverly Santilli                                           --                   --                   --                   --
President of ABC and Executive Vice President
and Secretary of ABFS

Jeffrey M. Ruben                                           --                   --                   --                   --
Senior Vice President and General
Counsel of ABFS

David M. Levin                                             --                   --                   --                   --
Senior Vice President - Finance and
Chief Financial Officer of ABFS

     Subsequent to fiscal year end, Mr. Santilli received an option to purchase 5,000 shares of Common Stock.

            PROPOSAL II -- PROPOSAL TO AMEND THE AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION TO AUTHORIZE TWO
CLASSES OF COMMON STOCK AND THE EXCHANGE

                  DESCRIPTION OF THE PROPOSAL AND THE EXCHANGE

     At the Annual Meeting the stockholders of the Company are being asked to consider and act upon a proposal to amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation (the "Amendment") to: (i) provide for two classes of common stock, one class designated as Class A Common Stock, with par value $0.001 per share and one class of common stock designated Class B Common Stock, par value $0.001 per share, with voting rights superior to the voting rights of the Class A Common Stock; (ii) provide the Board of Directors with the authority to establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock; and (iii) increase the number of authorized shares of Common Stock from 9,000,000 to 19,000,000 consisting of 9,500,000 shares of Class A Common Stock and 9,500,000 shares of Class B Common Stock. In addition, the proposed Amendment includes certain conforming changes to Article Sixth.

     In connection therewith, stockholders are also being asked to approve the restatement of the Company's Amended and Restated Certificate of Incorporation to incorporate the changes to Articles Fourth and Sixth described above and the exchange of shares of the Company's existing Common Stock ("Existing Common Stock") for an equivalent number of shares of Class A Common Stock or Class B Common Stock or a combination thereof, with the class of shares received to be determined by each holder of the Existing Common Stock. The full text of the proposed restatement of the Company's Amended and Restated Certificate of Incorporation is attached hereto as Exhibit A.

     If the Amendment is adopted by the stockholders, the Board intends to prepare and file an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The Amendment will be effective immediately upon acceptance of filing by the Secretary of State of Delaware (the "Effective Date"). Pursuant to the terms of the Amendment, the Board of Directors has broad discretion in setting these rights, preferences and limitations. The Board of Directors of the Company will also be required to approve a Certificate of Designations which set forth the rights, powers and limitations of the Class A and Class B Common Stock. The Board would then be free to issue shares of Class A or Class B Common Stock without any further action on the part of the stockholders. If the Proposal is approved by stockholders, the Board presently intends to file the Amended and Restated Certificate of Incorporation and approve a Certificate of Designations in connection with the proposed public offering of the Class A Common Stock described herein. However, the Board of Directors reserves the right to defer or abandon the Proposal and not file such Amended and Restated Certificate of Incorporation even after the Proposal is approved by the stockholders.

     If the Board elects to file the Amended and Restated Certificate of Incorporation and adopts a Certificate of Designations, the Board presently intends to authorize an exchange of each share of Existing Common Stock outstanding on the record date (the "Exchange") for an equivalent number of shares of Class A or Class B Common Stock or a combination thereof. Pursuant to the terms of the Exchange, each holder of shares of the Company's Existing Common Stock will be provided with the option of determining whether to receive Class A Common Stock, Class B Common Stock or a combination thereof in the Exchange. The record date for the Exchange (the "Exchange Record Date") and the date of the Exchange are expected to be established as soon as practicable after the Proposal is approved and adopted by the stockholders.

     On the date of the Exchange, each certificate representing outstanding shares of Existing Common Stock will be exchanged for a certificate(s) representing a like number of shares of Class A Common Stock, Class B Common Stock, or a combination thereof, as determined by the holder of the Existing Common Stock. Following the Exchange, Existing Common Stock certificates will no longer be valid unless exchanged by the Company for certificates representing one of the two new classes of Common Stock. THE COMPANY REQUESTS THAT STOCKHOLDERS DO NOT MAIL CERTIFICATES OF STOCK TO THE COMPANY AT THIS TIME. ALL STOCKHOLDERS AS OF THE EXCHANGE RECORD DATE WILL BE NOTIFIED AS TO WHERE TO SEND CERTIFICATES REPRESENTING THEIR EXISTING SHARES IN CONNECTION WITH THE EXCHANGE.

     As soon as practicable after the effectiveness of the Amendment, American Stock Transfer and Trust Company (the "Transfer Agent"), the Company's transfer agent, will mail a letter of transmittal (the "Transmittal Letter") to each record holder of Existing Common Stock on the Exchange Record Date with information regarding the Exchange and the rights (including voting rights) powers and limitations of each new class of Common Stock as determined by the Board of Directors. Such information will include an election form and instructions as to how stockholders may designate whether to receive Class A Common Stock, Class B Common Stock, or a combination thereof, in exchange for their shares of Existing Common Stock. ANY STOCKHOLDER WHO DOES NOT RETURN THE ELECTION FORM OR FAILS TO DESIGNATE WHICH CLASS OF COMMON STOCK HE OR SHE WISHES TO RECEIVE IN THE EXCHANGE WILL RECEIVE CLASS A COMMON STOCK. The Transfer Agent will issue new certificates representing the Class A or Class B Common Stock to the record holders of Existing Common Stock who deliver properly executed election forms accompanied by their certificates representing shares of Existing Common Stock.

     The holders of Class B Common Stock will have superior voting rights as compared with the holders of Class A Common Stock, which voting rights will be determined by the Company's Board of Directors and will permit holders of Class B Common Stock at their option to exchange their shares of Class B Common Stock for an equal number of shares of Class A Common Stock. As a result, since the Company's Amended and Restated Certificate of Incorporation does not provide for cumulative voting, the holders of the Class B Common Stock will control the election of directors of the Company. In addition, each share of Class B Common Stock will be exchangeable on a share for share basis for Class A Common Stock at any time at the option of the holder. Class A Common Stock will not be exchangeable for the Class B Common Stock or any other security of the Company. At the time of the Exchange, there will be no change in the relative equity of any stockholder of the Company, including members of Board of Directors of the Company, because the Exchange will be made to all stockholders in proportion to the number of shares of Existing Common Stock owned on the Exchange Record Date.

     The Proposal has been unanimously approved by the Company's Board of Directors. The Board believes that the Proposal is in the best interests of the Company and its stockholders and recommends that stockholders vote "FOR" the Proposal. See "Reasons for the Proposal; Recommendation of the Board of Directors."

BACKGROUND OF THE PROPOSAL

     In recent years, a number of publicly held companies with majority or controlling ownership by their founding directors have adopted dual class capitalization structures. Many companies which adopted dual class voting structures adopted such plans prior to the adoption in 1988 of Rule 19c-4 of the Rules and Regulations of the SEC under the Securities Exchange Act of 1934.
This rule has since been vacated by a Federal Appellate Court decision in 1990, but was thereafter adopted as a rule of the NASD and the Philadelphia Stock Exchange. Certain dual class capitalization structures (including that proposed by the Company) were intended to comply with Rule 19c-4, so as not to have a disenfranchising effect on existing stockholders. In reviewing the Company's capital structure and possible alternatives for the future, management, after consultation with the Company's financial advisors and the Company's outside legal advisors, determined that a structure which complies with Rule 19c-4 offered the Company a number of possible advantages that outweighed the potential disadvantages. Based upon such determination, management presented to the Board of Directors the Proposal to establish a dual class capital structure.

     Members of the Board of Directors as a group control approximately 58% of the voting power of the Company (excluding options). See "Security Ownership of Management and Certain Beneficial Owners." The Board of Directors believes that the management and operating policies of the Company in recent years, which have been implemented in substantial part due to the influence and control of members of Board of Directors and management, have contributed to the growth and success of the Company, and therefore believes that the retention by such individuals of their voting power with respect to the Company is in the best interests of the Company and its stockholders. However, since any stock sales by the Company would reduce the Board's voting power, preservation of that voting power limits the Company's ability to sell stock in financings. In addition, the Board of Directors has sought the ability to increase the liquidity of the Company's Common Stock.

     At its regular meeting on October 22, 1996, management made a presentation to the Board with respect to possible dual-class capital structures to enhance the financial flexibility of the Company and its stockholders. The Company considered other alternatives, including the issuing additional shares of the Existing Common Stock, but rejected these alternatives. Management also provided the Board with copies of preliminary proxy solicitation materials proposed to be filed with the SEC and reviewed the Proposal with the Company's financial advisors and counsel. After discussion of the Proposal's likely benefits and possible disadvantages, the Board authorized adoption of the Proposal and authorized management to file the preliminary proxy materials with the SEC.

REASONS FOR THE PROPOSAL; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board believes that a capital structure having two classes of common stock offers a number of potential benefits described below and that adoption of the Proposal is in the best interests of the Company and all of its stockholders. The Proposal enables the Company to issue Class A Common Stock for financing, acquisition and compensation purposes without adversely affecting the voting control currently maintained by existing stockholders electing to receive Class B Common Stock in the Exchange, including the Board of Directors.

     The Board has given due consideration to the Proposal and has determined that the adoption of the Proposal would be in the best interests of the Company and its stockholders.

     Some stockholders, on the other hand, may believe that the Proposal are disadvantageous to the extent that they may favor long-term investors and may discourage hostile takeovers of the Company. The Board considered these factors in reaching their recommendation. The Board of Directors believes that the Proposal is advantageous to the Company's long-term growth strategy to the extent that it may favor long-term investors and may discourage takeovers of the Company. The Board suggests that each stockholder carefully read and review the description of the Proposal and certain effects thereof which are set forth below.

FINANCING FLEXIBILITY

     The Company has followed, and continues to follow, a long-term strategy for growth. The Board of Directors believes that this strategy will best maximize the value of the Company and further believes that the voting power of the current Board of Directors has provided the stability and absence of disruption necessary to best pursue this strategy. Implementation of the Proposal would provide the Company with increased flexibility in the future to issue common equity in connection with acquisitions and to raise equity capital or to issue convertible debt as a means to finance future growth without diluting the voting power of the Company's existing stockholders, including the Board of Directors, who elect to exchange their existing shares for Class B Common Stock in the Exchange. The Class A Common Stock may also be used, rather than Class B Common Stock, for the Company's stock benefit plans. The Company has not heretofore issued Common Stock to finance its operations or acquisitions but has used stock options in recent years as a means of retaining or compensating employees.

     The Company has selected an underwriter and currently anticipates conducting a public offering of its Class A Common Stock, subject to the adoption of the Amendment by stockholders. Any such public offering is contingent on, among other things, approval of the Board of Directors, market conditions, and determination as to the appropriate timing of such offering; and there can be no assurances that such offering will occur. The public offering by the Company is anticipated to be approximately 1.0 million shares of Class A Common Stock. The proceeds from the public offering will be used for general corporate purposes. The offering will be made only by means of a prospectus complying with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and this Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Class A Common Stock. If the public offering occurs, existing holders of the Common Stock will experience a dilution of their percentage interests in the Company. Although the Class B Common Stock may trade at a premium with respect to the Class A Common Stock, as discussed below, the Amendment expressly permits the Board to issue and sell shares of Class A Common Stock even if the consideration which could be obtained by issuing or selling Class B Common Stock would be greater.

STOCKHOLDER FLEXIBILITY

     Under the Proposal, stockholders desiring to maintain their voting positions will be able to do so by electing to receive Class B Common Stock in the Exchange. The Proposal thus gives all stockholders, including the Board of Directors, increased flexibility to dispose of a portion of their equity interest in the Company and otherwise determine the extent of their equity ownership without significantly reducing their voting power by selling Class A
and retaining Class B Common Stock.   It is the present intention of members of
the Board of Directors to opt to receive and hold the shares of Class B Common Stock in connection with the Exchange.

CONTINUITY

     The adoption of the Proposal should reduce the risk of a disruption in the continuity of the Company's long-term plans and objectives that could otherwise result if the share ownership of the members of the current Board of Directors is reduced below 50% of the outstanding shares. Implementation of the Proposal would allow members of the current Board of Directors of the Company to continue to exercise control over a substantial portion of the Company's voting power even if members of the Board of Directors chose to reduce their total equity position.

KEY EMPLOYEES

     Implementation of the Proposal should allow all employees to continue to concentrate on other responsibilities without undue concern that the future of the Company could be affected by unwanted takeover attempts that could occur in the future if the Board of Directors does not maintain its percentage ownership under the present equity structure. By reducing the uncertainty that could result from unwanted takeover attempts, the Proposal may, therefore, enhance the ability of the Company to attract and retain highly qualified key employees.

BUSINESS RELATIONSHIPS

     Implementation of the Proposal may enhance the existing and potential business relationships of the Company with suppliers, customers and other parties who may become concerned about changes in control of the Company in the event the Board's holdings are diluted.

SECURITY FOR CREDIT

     The Company does not expect that the adoption of the Proposal will affect the ability of holders of the Common Stock to use the Class A Common Stock or Class B Common Stock as security for the extension of credit by financial institutions, securities brokers or dealers.

CERTAIN POTENTIAL DISADVANTAGES OF THE PROPOSAL

     While the Board of Directors has determined that implementation of the Proposal is in the best interests of the Company and its stockholders, the Board recognizes that implementation of the Proposal may result in certain disadvantages, including the following:

CHANGE OF CONTROL IMPACT

     Members of current Board of Directors of the Company currently own a significant portion of the Existing Common Stock and collectively have effective voting control over the Company. Regardless of whether the Proposal is implemented, the Board of Directors will maintain the ability to keep or dispose of such voting control. As noted above, however, implementation of the Proposal will allow members of the Board of Directors to continue to exercise voting control even if some or all of them choose to reduce their total equity position. Implementation of the Proposal is likely to prohibit the future circumstances in which a merger proposal or tender offer that is not acceptable to the Board of Directors or a proxy contest for the removal of incumbent directors will occur. Consequently, the Proposal might reduce the possibility that stockholders of the Company may sell their shares at a premium over prevailing market prices and make it more difficult to replace the current Board of Directors and management of the Company.

     The Company is not aware of any current intention of members of the Board of Directors to dispose of any significant amount of Common Stock of the Company or of any existing or planned effort on the part of any party to accumulate material amounts of the Company's Common Stock, or to acquire control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change the Company's management.

STATE STATUTES

     Some state securities statutes contain provisions which, due to the issuance of Class A Common Stock, may restrict an offering of equity securities by the Company or the secondary trading of its equity securities in such states. However, due to exemptions or for other reasons, the Company does not believe that such provisions will have a material adverse effect on the amount of equity securities which the Company will be able to offer, or on the price obtainable for such equity securities in such an offering, or in the secondary trading market for the Company's equity securities.

ACQUISITION ACCOUNTING

     The Class A Common Stock may not be used to effect a business combination to be accounted for using the "pooling of interests" method. For such method to be used, the Company would be required to issue shares of Class B Common Stock as the consideration for the combination.

INVESTMENT BY INSTITUTIONS

     Implementation of the Proposal may affect the decision of certain institutional investors that would otherwise consider investing in the Existing Common Stock. The holding of common stock with lower voting rights per share as compared to the other outstanding class of voting stock may not be permitted by the investment policies of certain institutional investors.

INTERESTS OF CERTAIN PERSONS

     The current Board of Directors of the Company has an interest in the implementation of the Proposal because, as noted above, the Proposal may enhance the ability of members of the Board to retain voting control of the Company even if they dispose of a portion of their shares of Class B Common Stock. See "Reasons for the Proposal; Recommendation of the Board of Directors."

MERGER CONSIDERATION

     Due to the disparity in voting rights between the two classes of stock, each holder of Class B Common Stock may be entitled to receive a higher per share consideration than the per share consideration, if any, received by any holder of the Class A Common Stock in a merger or consolidation of the Company. As a result, the Class B Common Stock may trade at a premium compared to the Class A Common Stock. See "Certain Effects of the Proposal -- Effect on Market Price."

DESCRIPTION OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK

GENERAL

     As indicated above, the Amendment to the Amended and Restated Certificate of Incorporation will provide for two classes of common stock, one class designated as Class A Common Stock, with par value $0.001 per share, and one class of common stock designated Class B Common Stock, par value $0.001 per share, with voting rights superior to the voting rights of the Class A Common Stock. In addition, the Amendment will provide the Board of Directors with the authority in its sole discretion to establish the rights (including voting rights), powers and limitations of the Class A Common Stock and the Class B Common Stock. The Amendment will also make certain conforming changes to Article Sixth. The full text of the Amended and Restated Certificate of Incorporation as proposed to be amended is set forth as Exhibit A to this Proxy Statement and incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, such Exhibit A.

VOTING

     Under the Company's Amended and Restated Certificate of Incorporation as now in effect, each share of Existing Common Stock has one vote per share on all matters, and holders of Existing Common Stock are entitled to vote for the election of all directors and on all other matters submitted to the stockholders of the Company. There is no provision in the Company's Amended and Restated Certificate of Incorporation permitting cumulative voting. Following the Exchange, the Class B Common Stock will have voting rights superior to the voting rights of the Class A Common Stock, however, the exact voting rights per share to be held by each class of Common Stock is not known at this time. Such rights will be determined by the Board of Directors in its sole discretion in connection with the preparation for the public offering described herein. As a result, holders of the Class B Common Stock will control the election of directors and other corporate matters submitted to stockholders for approval.

     Although the Class A Common Stock will have limited voting rights, under the Delaware General Corporation Law, holders of Class A Common Stock will be entitled to vote on proposals to change the par value of the Class A Common Stock or to alter or change the powers, preferences or special rights of the shares of Class A Common Stock, which may affect them adversely.

DIVIDENDS AND OTHER DISTRIBUTIONS

     It is currently anticipated that each share of Class A Common Stock and Class B Common Stock will be equal in respect to dividends and other distributions in cash, stock or property (including distributions in connection with any recapitalization and upon liquidation, dissolution or winding up of the Company), except that (i) a dividend or distribution in cash or property on a share of Class A Common Stock may be greater than any dividend or distribution in cash or property on a share of Class B Common Stock, and (ii) dividends or other distribution payable on the Common Stock in shares of capital stock shall be made to all holders of Common Stock and may be made (a) in shares of Class A Common Stock to the holders of Class B Common Stock and to the holders of Class A Common Stock, (b) in shares of Class B Common Stock to the holders of Class B Common Stock and in shares of Class A Common Stock to the holders of Class A Common Stock, or (c) in any other authorized class or series of capital stock to the holders of both classes of Common Stock. In no event will either Class A Common Stock or Class B Common Stock be split, subdivided or combined unless the other is proportionately split, subdivided or combined.

     Although the Board of Directors would have authority under the Amended and Restated Certificate of Incorporation to pay dividends and make distributions on the Class A Common Stock in amounts greater than on the Class B Common Stock, the Board presently intends that if any dividends are paid, the Class A Common Stock will have a preference with respect to the payment of dividends over the Class B Common Stock.

CONVERTIBILITY

     The Class B Common Stock will be convertible at any time at the option of the holder into a like number of shares of the Class A Common Stock. The Class A Common Stock is not convertible into shares of Class B Common Stock or any other security of the Company. For purposes of the immediately preceding sentence, any shares of Class A Common Stock or Class B Common Stock repurchased by the Company shall no longer be deemed "outstanding" from and after the date of repurchase.

     In the event of any such conversion of the Class B Common Stock, certificates which formerly represented outstanding shares of Class B Common Stock must be returned to the Transfer Agent and new certificates representing Class A Common Stock issued to the holder intending to convert his shares.

PREEMPTIVE RIGHTS

     Neither Class A nor Class B Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of any other class of stock of the Company or any other securities convertible into shares of any class of stock of the Company.

TRANSFERABILITY; TRADING MARKET

     Like the Existing Common Stock, the Class A Common Stock and the Class B Common Stock will be freely transferable. The Company intends to file an application with the NASD with respect to the Class A Common Stock to have such stock traded on the NASDAQ National Market System upon completion of proposed public offering. No decision has been made as to whether to attempt to list the Class B Common Stock on any exchange or the NASDAQ Stock Market. Should the Company decide to list the Class B Common Stock on an exchange or the NASDAQ Small Cap Market, no prediction can be made as to whether the Class B Common Stock will meet the applicable listing criteria. As a result, it may be more difficult to sell the Class B Common Stock unless it is converted into Class A Common Stock. To the extent the Class B Common Stock is not listed on the NASDAQ Stock Market or any exchange, it is anticipated that last sale information would be provided on the NASDAQ Bulletin Board.

INCREASE IN AUTHORIZED COMMON STOCK

     The Company's Amended and Restated Certificate of Incorporation, presently authorizes 9,000,000 shares, of the Existing Common Stock. The Amendment would increase the total number of authorized shares of Common Stock from 9,000,000 to 19,000,000 and divide the total authorized number of shares of Common Stock between the Class A and Class B Common Stock so that 9,500,000 authorized shares would represent Class A Common Stock and the remaining 9,500,000 would represent Class B Common Stock. The additional authorized shares of Common Stock not issued in the Exchange would be available for issuance from time to time for general corporate purposes, including stock splits, stock dividends, acquisitions (although none are currently contemplated), funding awards made pursuant to the Company's stock option plans or other stock based employee plans which may be adopted in the future and public or private equity offerings. No further action or authorization by the stockholders would be necessary prior to the issuance of the additional shares of Class A Common Stock or Class B Common Stock authorized pursuant to the Amendment unless applicable laws or regulations would require such approval in a given instance.

STOCKHOLDER INFORMATION

     The Company will deliver to the holders of Class A and Class B Common Stock the same proxy statements, annual reports and other information and reports as it currently delivers to holders of the Existing Common Stock.

CERTAIN EFFECTS OF THE PROPOSAL

EFFECTS ON RELATIVE OWNERSHIP INTEREST AND VOTING POWER

     Because the Proposal provides for the establishment of a two class structure and for the Exchange of each whole share of Existing Common Stock for a share of either Class A or Class B Common Stock at the option of the holder, the relative ownership interest of each holder of a whole share of Existing Common Stock will be the same immediately after effectiveness of the Amendment and Exchange as it was immediately prior thereto. Consequently, assuming that the members of the Board of Directors elect to receive shares of Class B Common Stock in the Exchange, the Proposal will not alter the Board's present ownership interest in the Company.

     In addition, stockholders who sell their shares of Class B Common Stock after the Exchange will lose a greater amount of voting control in proportion to equity than they would have prior to the Exchange. At the same time, stockholders desiring to maintain a long-term investment in the Company will be free to continue to hold the Class B Common Stock and retain the benefits of the voting power attached to such class.

     As of the date of this Proxy Statement, members of the Board of Directors had sole or shared voting or dispositive power over an aggregate of approximately 1,365,281 shares (excluding options) or approximately 58% of the outstanding Existing Common stock of the Company. It is the present intention of members of the Board to elect to receive and to hold shares of Class B Common Stock. Accordingly, the Board of Directors will receive an aggregate of 1,365,281 shares of Class B Common Stock (excluding options) in connection with the Exchange.

EFFECT ON MARKET PRICE

     The market price of shares of Class A Common Stock and Class B Common Stock after the Exchange will depend, as before the adoption of the Amendment, on many factors, including, among others, the future performance of the Company, general market conditions and conditions relating to companies or industries similar to that of the Company. Accordingly, the Company cannot predict the prices at which the Class A Common Stock and Class B Common Stock will trade following the adoption of the Amendment and the Exchange, just as the Company could not predict the price at which the Existing Common Stock would trade absent the Amendment and the Exchange. On December 2, 1996, the closing price of the Existing Common Stock was $_______ per share as reported on the Philadelphia Stock Exchange. As discussed herein, under certain circumstances the Class B Common Stock could trade at a premium compared to the Class A Common Stock.

TRADING MARKET

     After the Exchange, the same number of shares of Common Stock will be issued and outstanding. To minimize dilution of voting power to existing stockholders, the Company is more likely to issue additional Class A Common Stock rather than Class B Common Stock in the future to raise equity, finance acquisitions or fund employee benefit plans. Any such issuance of additional Class A Common Stock by the Company or dispositions of Class A Common Stock by existing stockholders electing to receive such shares in the Exchange may serve to further increase market activity in Class A Common Stock relative to the Class B Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     The Company believes that, in general, for federal income tax purposes (i) the Exchange of Existing Common Stock into Class B Common Stock or Class A Common Stock will not be taxable to either the stockholders or to the Company,
(ii) neither the Class A Common Stock nor the Class B Common Stock will constitute "Section 306 stock" within the meaning of Section 306(c) of the Internal Revenue Code of 1986, as amended, (iii) the federal tax basis of each share of Class A or Class B Common Stock obtained in the Exchange will be the same as the federal tax basis of the Existing Common Stock surrendered in Exchange therefor, (iv) the holding period of each share of Class A Common Stock and Class B Common Stock will include such stockholder's holding period for the Existing Common Stock surrendered in exchange therefor, provided the Existing Common Stock surrendered was a capital asset in the hands of such stockholder, and (v) no gain or loss will be recognized on any subsequent conversion of shares of Class B Common Stock into shares of Class A Common Stock. Gain or loss would be recognized, however, on the subsequent sale or other disposition of shares of Class A Common Stock and shares of Class B Common Stock. Stockholders are encouraged to seek the advice of their own tax counsel on this matter and on state and local tax law not discussed herein.

REGISTRATION REQUIREMENTS

     The Exchange qualifies for an exemption from the registration requirements of the Securities Act under Section 3(a)(9) of such act. Because the Exchange qualifies for an exemption from the registration requirements under the Securities Act, stockholders will not be deemed to have purchased such shares separately from the Existing Common Stock under the Securities Act and Rule 144 thereunder. Shares of Class B Common Stock and Class A Common Stock received in the Exchange, other than any such shares held by "affiliates" of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Common Stock without registration under the Securities Act. Affiliates of the Company, including members of the Board of Directors, will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

     The Company intends to file a registration statement with the Securities and Exchange Commission (the "SEC") to register the Class A and Class B Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following such registration, the Company will continue to be required to file proxy statements and other reports with the SEC.

NASD CRITERIA

     The Existing Common Stock is currently traded on the Philadelphia Stock Exchange and application is being made to trade the Class A Common Stock on the NASDAQ National Market System. The Proposal is intended to comply with the requirements of Rule 19c-4 (the "Rule") adopted in July 1988 by the SEC under the Securities Exchange Act of 1934, as amended. Although a federal appellate court vacated the Rule as a rule of the SEC, the Rule has been adopted as a standard for listing and continued listing on the NASDAQ National Market System and the Philadelphia Stock Exchange. The effect of the Rule is to prohibit the quotation on the NASDAQ National Market System or the Philadelphia Stock Exchange of equity securities of an issuer if such issuer "issues any class of security, or takes other corporate action, with the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of common stock of such issuer." The purpose of the Rule is to prohibit stock issuances and other corporate actions that have a "disenfranchising effect" on existing stockholders.

     The NASD has advised the Company that the issuance of Class B Common Stock with voting rights superior to the Class A Common Stock pursuant to the Proposal would not violate the Rule. The Company presently anticipates that the Class A Common Stock will be traded on the NASDAQ National Market System following the public offering. Future issuances of Common Stock may be subject to the Rule and the Company may be required to seek and obtain NASD approval in connection with such issuances.

     No decision has been made as to whether the Class B Common Stock will be listed on any exchange or the NASDAQ Stock Market. Should the Company decide to list the Class B Common Stock on an exchange or the NASDAQ Small Cap Market, no prediction can be made as to whether the Class B Common Stock will meet the applicable listing criteria. As a result it may be difficult to sell shares of Class B Common Stock unless they are converted into Class A shares. See "Description of the Class A Common Stock and Class B Common Stock -- Transferability; Trading Market."

EFFECT ON COMPENSATION PLANS

     The only compensation plans that will be affected by the Proposal are the Company's Non-Employee Director Stock Option Plan and the Company's Employee
Stock Option Plan.   On the effective date of the Exchange, each holder of
outstanding options under these plans will have the right to determine whether to have his or her option converted into an option to purchase a like number of shares of Class A Common Stock, Class B Common Stock or a combination thereof. Any option holder who fails to elect which class of the new Common Stock to receive upon the exercise of his or her options shall be deemed to have selected Class B Common Stock. The 103,988 shares remaining available for award under these plans may be awarded in the form of Class A or Class B at the option of the Committee making the awards under the plans. As a result, approval of the Proposal also constitutes approval of an amendment to the plans to provide that either Class A or Class B Common Stock may be awarded under the plans in the future.

POTENTIAL CHANGES IN LAW OR REGULATIONS

     From time to time, bills have been introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange or the trading of such common stock on NASDAQ Stock Market if such common stock was part of a class of securities which has limited voting rights or carried disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the Company's Class A Common Stock and Class B Common Stock ineligible for trading on national securities exchanges and for trading on

NASDAQ Stock Market as a result of the Exchange. The Company is unable to predict whether any such regulatory proposals will be adopted or whether they will have such effect. If such legislation is adopted, however, it could include "grandfather" provisions, in which event the Company might not be affected as to any action already taken. To the extent that the Company's Common Stock is ineligible for trading on the NASDAQ National Market System or a national securities exchange, the value of such stock may be reduced.

GENERAL EXPENSES

     The costs of proceeding with the Proposal include transfer agent's fees, printing, engraving and mailing costs, legal fees, investment banking fees and NASD fees will be charged against pretax earnings. The approximate cost of proceeding with the Proposal is estimated to be $35,000, inclusive of fees of financial and legal advisors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or has an interest. The Company will not enter into any such transactions unless approved by a majority of the entire Board of Directors, not including any interested director.

     On September 29, 1995, the Company made a loan in the amount of $600,032 to Anthony J. Santilli, its President and Chief Executive Officer. The proceeds of the loan were used to exercise 225,012 stock options of the Company at a price of $2.67 per share. The loan bears interest at the rate of 6.46% with interest due annually or at maturity and the principal due September 2005. The loan is secured by the stock purchased with the proceeds of the loan as well as additional shares of the Company's Common Stock owned by Mr. Santilli such that the value of the collateral is equal to twice the outstanding loan amount.

     Mr. Santilli is a limited guarantor on the Company's line of credit with Meridian Bank.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal years ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except for the late filing of the Initial Statement of Beneficial Ownership on Form 3 by Mr. David M. Levin the Company's Chief Financial Officer who does not own any Common Stock of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On March 11, 1996, the Company engaged the firm of BDO Seidman, LLP as independent certified public accountants replacing the firm of Fishbein & Company, P.C. This change in independent certified public accountants was recommended by the Audit Committee and subsequently approved by the Board of Directors. Fishbein and Company, P.C. had served as the Company's independent accountants and audited the Company's financial statements for the years ended June 30, 1994 and 1995.

     Fishbein and Company, P.C.'s reports on the financial statements for the years ended June 30, 1994 and 1995 contained no adverse opinion or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principals.

     There have been no disagreements between the Company or its subsidiaries and Fishbein & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the consolidated financial statements for the two years ended June 30, 1995 and subsequent period through March 11, 1996 which, if not resolved to the satisfaction of Fishbein & Company, P.C., would have caused them to make reference to the subject matter of the disagreement(s) in connection with the reports of Fishbein & Company, P.C. on the consolidated financial statements of the Company for the two years ended June 30, 1995. Such reports did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, there has not been any "reportable events" as defined by Item 304(a)(1)(iv)(B) of Regulation S-B during the periods referred to above.

     A representative of BDO Seidman, LLP is expected to be present at the 1996 Annual Meeting, to have the opportunity to make a statement if he desires to do so, and to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals regarding the 1997 Annual Meeting must be submitted to the Company at its executive offices located at 111 Presidential Boulevard, Suite 215, Bala Cynwyd, PA 19004 by August 12, 1997 to receive consideration for inclusion in the Company's 1997 proxy materials. Any proposal shall be subject to the requirements of the proxy rules under the Exchange Act.


                                  ANNUAL REPORT

     This Proxy Statement is accompanied by the Annual Report on Form 10-KSB for the year ended June 30, 1996 (the "Annual Report") and the Form 10-QSB for the quarter ended September 30, 1996 ("Form 10-QSB"). The Annual Report contains the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Form 10-QSB contains the Company's unaudited financial statements and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the quarter ended September 30, 1996 which are hereby incorporated by reference herein.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996 REQUIRED TO BE FILED WITH THE SEC WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO:

                                Jeffrey M. Ruben
                    Senior Vice President and General Counsel
                        111 Presidential Blvd., Suite 215
                             Bala Cynwyd, PA  19004

                                        By Order of the Board of Directors


                                        Beverly Santilli, Secretary

REVOCABLE PROXY

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 19, 1996

The undersigned hereby constitutes and appoints Anthony J. Santilli, Jr. and Jeffrey M. Ruben and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders (the "Meeting") of American Business Financial Services, Inc. ("ABFS"), to be held on the 19th day of December, 1996, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of ABFS which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as follows:

     Please mark your votes as in this example.   /X/

1. The election as directors of all NOMINEES listed below (except as marked to the contrary):

     ANTHONY J. SANTILLI, JR.        LEONARD BECKER        MICHAEL DELUCA
     RICHARD KAUFMAN                 HAROLD SUSSMAN

                         / /  FOR            / /  VOTE WITHHELD

     To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below.

     ---------------------------------------------

2. A proposal: (A) to amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation to (i) provide for two classes of common stock, one class designated as Class A Common Stock, with par value $0.001 per share and one class of common stock designated Class B Common Stock, par value $0.001 per share, with voting rights superior to the voting rights of the Class A Common Stock with such voting rights to be determined by the Board of Directors of the Company; (ii) to provide the Board of Directors with the authority to establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock; and
     (iii) increase the number of authorized shares of Common Stock from 9,000,000 to 19,000,000 consisting of 9,500,000 shares of Class A Common Stock and 9,500,000 shares of Class B Common Stock; (B) to amend Article Sixth to replace Common Stock with Class A Shares; (C) to restate the Company's Amended and Restated Certificate of Incorporation to incorporate the changes to Article Fourth and Article Sixth; and (D) to provide for an exchange of the Company's existing Common Stock for an equivalent number of shares of Class A Common Stock or Class B Common Stock or a combination thereof at the election of each Stockholder.

               / /  FOR            / / AGAINST              / /    ABSTAIN

     In their discretion, the proxies are authorized to vote on any other business as may properly come before the Meeting or any postponement or adjournment thereof.

     The Board of Directors recommends a VOTE "FOR" the election of the nominees listed above and Proposal 2.

                                    (Continued and to be signed on reverse side)

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABFS

     THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of ABFS at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

     The undersigned hereby acknowledges receipt of the Company's 1996 Annual Report to Shareholders, Notice of the Company's Annual Meeting of Stockholders and the Proxy Statement relating thereto.

                                        DATE: ___________________________, 1996
                                              (Please date this Proxy)



                                        ---------------------------------------

                                        ---------------------------------------
                                        Signature(s)

                                        It would be helpful if you signed your
                                        name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.


PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.